Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com

Media Contact:
Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Third Quarter Results

•	Record revenue of $6.25 billion for the quarter, up 5% sequentially

•	Record EBITDA of $1.12 billion, up 3% sequentially

•	Record free cash flow for the quarter of $725 million

•	Repurchase of $200 million of shares during the quarter
HOUSTON, Texas (October 16, 2014) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the third quarter of 2014 are as follows:

	Q3 2014	Q3 2013	Q2 2014
Revenue (millions)	$6,250	$5,787	$5,935
Adjusted net income (non-GAAP, millions)	447	358	404
Net income (GAAP, millions)	375	341	353
Adjusted net income per diluted share (non-GAAP)	1.02	0.81	0.92
Net income per diluted share (GAAP)	0.86	0.77	0.80
Adjusted net income for the third quarter of 2014 excludes $14 million in before and after-tax charges ($0.03 per diluted share) relating to the impairment of a technology investment and $58 million before and after-tax costs ($0.13 per diluted share) associated with a restructuring of operations in North Africa, resulting primarily from recent disruptions in Libya. Please see Table 1 for a reconciliation of GAAP to non-GAAP financial measures for this quarter, as well as for the second quarter of 2014 and third quarter of 2013.
Concurrent with the restructuring of this business, certain North African entities previously reported in the Middle East/Asia Pacific segment are now reported within the Europe/Africa/Russia Caspian business; accordingly, the historical financial results of these two segments have been revised to reflect this change.
Martin Craighead, Baker Hughes Chairman and Chief Executive Officer commented, “Our third quarter results included record revenue, record free cash flow, and more than a 10% sequential increase in adjusted earnings. We achieved these results despite several geopolitical events in the Eastern Hemisphere and a sharp reduction of activity in the Gulf of Mexico which caused margins to fall short of our expectations. Our outlook for the near term remains positive based on increasingly favorable market conditions in our North American business and recent actions to increase profitability internationally.

Baker Hughes Incorporated News Release	Page 2
Baker Hughes Announces Third Quarter Results

“Latin America delivered increased revenue and margins primarily from Argentina and offshore Mexico. In the Eastern Hemisphere, protracted disruptions in Libya and Iraq, along with a sharp decline in the value of the Russian Ruble, contributed to reduced revenue and margins. In the quarter, we restructured our North African operations and completed the demobilization of a major contract in Iraq.
“In North America, revenue growth was driven by a significant increase in service intensity in our pressure pumping product line and the seasonal rebound of our Canadian business. At the same time, activity delays our customers are experiencing in the Gulf of Mexico caused North American margins to remain unchanged.
“For the fourth quarter, our North American segment is expected to deliver increased revenue and margins as activity levels return to normal in the Gulf of Mexico and profitability continues to improve in our pressure pumping business. Internationally, we project increased revenue and margins due to the seasonal uplift in year-end product sales along with recent contract wins in Latin America, and actions taken to improve efficiencies in the Eastern Hemisphere.”
Free cash flow for the third quarter was $725 million and a record for Baker Hughes. Additionally, 2.9 million shares of Baker Hughes stock were repurchased on the open market, totaling $200 million. This leaves $1.05 billion remaining under the previously announced authorization to repurchase shares.
Total dividend payments were $74 million in the third quarter of 2014, reflecting the previously announced 13% increase in the quarterly cash dividend.
The effective tax rate on adjusted net income, which excludes the charges for the business restructure in North Africa and the impairment of a technology investment with no tax benefits, was 34.6%.  Including these charges, the effective tax rate on net income for the third quarter of 2014 was 38.7%.
Capital expenditures were $425 million in the third quarter of 2014 and less than depreciation and amortization expense of $455 million.
Adjusted EBITDA (a non-GAAP measure) in the third quarter of 2014 was a record high of $1,188 million, an increase of $29 million, or 3%, compared to the second quarter of 2014 and an increase of $170 million compared to the third quarter of 2013. A reconciliation of net income attributable to Baker Hughes to adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b. Free cash flow is defined as net cash flow from operating activities less disbursements for capital expenditures plus proceeds from disposal of assets.

Baker Hughes Incorporated News Release	Page 3
Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2014	2013	2014
Revenue	$6,250	$5,787	$5,935
Costs and expenses:
Cost of revenue	5,107	4,750	4,745
Research and engineering	159	142	159
Marketing, general and administrative	323	319	338
Litigation settlements	—	—	62
Total costs and expenses	5,589	5,211	5,304
Operating income	661	576	631
Interest expense, net	(59)	(58)	(59)
Income before income taxes	602	518	572
Income taxes	(233)	(178)	(213)
Net income	369	340	359
Net loss (income) attributable to noncontrolling interests	6	1	(6)
Net income attributable to Baker Hughes	$375	$341	$353

Basic earnings per share attributable to Baker Hughes	$0.86	$0.77	$0.81
Diluted earnings per share attributable to Baker Hughes	$0.86	$0.77	$0.80

Weighted average shares outstanding, basic	436	444	437
Weighted average shares outstanding, diluted	438	445	440

Depreciation and amortization expense	$455	$423	$454
Capital expenditures	$425	$511	$424

Baker Hughes Incorporated News Release	Page 4
Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income

	Nine Months Ended September 30,
(In millions, except per share amounts)	2014	2013
Revenue	$17,916	$16,504
Costs and expenses:
Cost of revenue	14,572	13,667
Research and engineering	461	400
Marketing, general and administrative	977	970
Litigation settlements	62	—
Total costs and expenses	16,072	15,037
Operating income	1,844	1,467
Interest expense, net	(175)	(173)
Income before income taxes	1,669	1,294
Income taxes	(605)	(441)
Net income	1,064	853
Net income attributable to noncontrolling interests	(8)	(5)
Net income attributable to Baker Hughes	$1,056	$848

Basic earnings per share attributable to Baker Hughes	$2.42	$1.91
Diluted earnings per share attributable to Baker Hughes	$2.40	$1.91

Weighted average shares outstanding, basic	437	443
Weighted average shares outstanding, diluted	440	444

Depreciation and amortization expense	$1,346	$1,262
Capital expenditures	$1,288	$1,552

Baker Hughes Incorporated News Release	Page 5
Baker Hughes Announces Third Quarter Results

Consolidated Condensed Balance Sheets

	September 30,	December 31,
(In millions)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,209	$1,399
Accounts receivable - less allowance for doubtful accounts (2014 - $247, 2013 - $238)	5,539	5,138
Inventories, net	4,150	3,884
Other current assets	913	874
Total current assets	11,811	11,295
Property, plant and equipment, net	9,081	9,076
Goodwill	6,074	5,966
Intangible assets, net	857	883
Other assets	819	714
Total assets	$28,642	$27,934
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,745	$2,574
Short-term debt and current portion of long-term debt	519	499
Accrued employee compensation	777	778
Other accrued liabilities	921	727
Total current liabilities	4,962	4,578
Long-term debt	3,894	3,882
Deferred income taxes and other tax liabilities	742	821
Long-term liabilities	760	741
Equity	18,284	17,912
Total liabilities and equity	$28,642	$27,934

Baker Hughes Incorporated News Release	Page 6
Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Cash Flows

	Nine Months Ended September 30,
(In millions)	2014	2013
Cash flows from operating activities:
Net income	$1,064	$853
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,346	1,262
Other, primarily working capital	(656)	43
Net cash flows provided by operating activities	1,754	2,158
Cash flows from investing activities:
Expenditures for capital assets	(1,288)	(1,552)
Proceeds from disposal of assets	295	276
Acquisition of businesses, net of cash acquired	(313)	(22)
Other	—	(6)
Net cash flows used in investing activities	(1,306)	(1,304)
Cash flows from financing activities:
Net proceeds from issuance of debt	51	(332)
Repurchase of common stock	(600)	—
Dividends	(205)	(200)
Other	120	33
Net cash flows used in financing activities	(634)	(499)
Effect of foreign exchange rate changes on cash and cash equivalents	(4)	(2)
(Decrease) increase in cash and cash equivalents	(190)	353
Cash and cash equivalents, beginning of period	1,399	1,015
Cash and cash equivalents, end of period	$1,209	$1,368

Baker Hughes Incorporated News Release	Page 7
Baker Hughes Announces Third Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the third quarter of 2014, the third quarter of 2013, and the second quarter of 2014.

	Three Months Ended
	September 30,				June 30,
	2014		2013		2014
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$375	$0.86	$341	$0.77	$353	$0.80
Identified item:
Business restructure in North Africa[2]	58	0.13	—	—	—	—
Impairment of technology investment[3]	14	0.03	—	—	—	—
Litigation settlements[4]	—	—	—	—	39	0.09
Venezuela currency devaluation[5]	—	—	—	—	12	0.03
Severance charges[6]	—	—	17	0.04	—	—
Adjusted net income (non-GAAP)[1]	$447	$1.02	$358	$0.81	$404	$0.92

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

2	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
3	Costs related to an impairment of a technology investment of $14 million before and after-tax recorded in Corporate and Other during the third quarter of 2014.
4	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.
5
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate.

6	Severance charge of $19 million before-tax ($17 million after-tax) related to restructuring in Latin America during the third quarter of 2013.

Baker Hughes Incorporated News Release	Page 8
Baker Hughes Announces Third Quarter Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	September 30,		June 30,
(In millions)	2014	2013	2014
Net income attributable to Baker Hughes	$375	$341	$353
Net income attributable to noncontrolling interests	(6)	(1)	6
Income taxes	233	178	213
Income before income taxes	602	518	572
Interest expense, net	59	58	59
Earnings before interest and taxes (EBIT)	661	576	631
Depreciation and amortization expense	455	423	454
Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,116	999	1,085
Adjustments to EBITDA:
Business restructure in North Africa[2]	58	—	—
Impairment of technology investment[3]	14	—	—
Severance charges[4]	—	19	—
Venezuela currency devaluation[6]	—	—	12
Litigation settlements[7]	—	—	62
Adjusted EBITDA	$1,188	$1,018	$1,159

	Nine Months Ended September 30,
(In millions)	2014	2013
Net income attributable to Baker Hughes	$1,056	$848
Net income attributable to noncontrolling interests	8	5
Income taxes	605	441
Income before income taxes	1,669	1,294
Interest expense, net	175	173
Earnings before interest and taxes (EBIT)	1,844	1,467
Depreciation and amortization expense	1,346	1,262
Earnings before interest, taxes, depreciation and amortization (EBITDA)	3,190	2,729
Adjustments to EBITDA:
Business restructure in North Africa[2]	58	—
Impairment of technology investment[3]	14	—
Severance charges[4]	29	19
Technology royalty agreement[5]	29	—
Venezuela currency devaluation[6]	12	23
Litigation settlements[7]	62	—
Adjusted EBITDA	$3,394	$2,771

Baker Hughes Incorporated News Release	Page 9
Baker Hughes Announces Third Quarter Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
3	Costs related to an impairment of a technology investment of $14 million before and after-tax recorded in Corporate and Other during the third quarter of 2014.
4
Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014. Also, reflected is a severance charge of $19 million before-tax ($17 million after-tax) related to restructuring in Latin America during the third quarter of 2013.

5	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
6
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

7	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.

Baker Hughes Incorporated News Release	Page 10
Baker Hughes Announces Third Quarter Results

Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	September 30,		June 30,
(In millions)	2014	2013[2]	2014[2]
Segment Revenue
North America	$3,155	$2,854	$2,843
Latin America	571	557	544
Europe/Africa/Russia Caspian	1,114	1,036	1,111
Middle East/Asia Pacific	1,077	1,012	1,104
Industrial Services	333	328	333
Total Operations	$6,250	$5,787	$5,935
Profit Before Tax
North America	$380	$295	$340
Latin America	71	(23)	46
Europe/Africa/Russia Caspian	91	177	183
Middle East/Asia Pacific	155	149	163
Industrial Services	35	38	34
Total Operations	$732	$636	$766
Corporate and Other Profit Before Tax
Corporate and other	(71)	(60)	(73)
Interest expense, net	(59)	(58)	(59)
Litigation settlements	—	—	(62)
Corporate, net interest and other	(130)	(118)	(194)
Profit Before Tax	$602	$518	$572
Profit Before Tax Margin[1]
North America	12%	10%	12%
Latin America	12%	(4)%	8%
Europe/Africa/Russia Caspian	8%	17%	16%
Middle East/Asia Pacific	14%	15%	15%
Industrial Services	11%	12%	10%
Total Operations	12%	11%	13%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
During the third quarter of 2014 certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

Baker Hughes Incorporated News Release	Page 11
Baker Hughes Announces Third Quarter Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Nine Months Ended September 30,
(In millions)	2014[2]	2013[2]
Segment Revenue
North America	$8,774	$8,134
Latin America	1,645	1,704
Europe/Africa/Russia Caspian	3,269	2,948
Middle East/Asia Pacific	3,241	2,785
Industrial Services	987	933
Total Operations	$17,916	$16,504
Profit Before Tax
North America	$978	$741
Latin America	172	8
Europe/Africa/Russia Caspian	421	430
Middle East/Asia Pacific	448	371
Industrial Services	96	101
Total Operations	$2,115	$1,651
Corporate and Other Profit Before Tax
Corporate and other	(209)	(184)
Interest expense, net	(175)	(173)
Litigation settlements	(62)	—
Corporate, net interest and other	(446)	(357)
Profit Before Tax	$1,669	$1,294
Profit Before Tax Margin[1]
North America	11%	9%
Latin America	10%	0%
Europe/Africa/Russia Caspian	13%	15%
Middle East/Asia Pacific	14%	13%
Industrial Services	10%	11%
Total Operations	12%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

Baker Hughes Incorporated News Release	Page 12
Baker Hughes Announces Third Quarter Results

Table 4: Adjustments to Operating Profit Before Tax

	Three Months Ended
	September 30,		June 30,
(In millions)	2014[1]	2013[4]	2014[3]
Adjustments to Operating Profit Before Tax
North America	$—	$—	$—
Latin America	—	19	12
Europe/Africa/Russia Caspian	58	—	—
Middle East/Asia Pacific	—	—	—
Industrial Services	—	—	—
Total Operations	$58	$19	$12

	Nine Months Ended September 30,
(In millions)	2014[1,2,3]	2013[3,4]
Adjustments to Operating Profit Before Tax
North America	$42	$—
Latin America	15	42
Europe/Africa/Russia Caspian	64	—
Middle East/Asia Pacific	6	—
Industrial Services	1	—
Total Operations	$128	$42

1	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
2
Severance charges of $29 million before-tax in North America and costs related to a technology royalty agreement of $29 million before-tax were incurred during the first quarter of 2014. The costs associated with the technology royalty agreement pertain to our global operations and have therefore been allocated to all segments.

3
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

4	Severance charge of $19 million before-tax related to restructuring in Latin America during the third quarter of 2013.

Baker Hughes Incorporated News Release	Page 13
Baker Hughes Announces Third Quarter Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding costs associated with a restructuring of the North Africa business recorded in the third quarter of 2014, a foreign exchange loss in Venezuela recorded in the second quarter of 2014, and severance charges in Latin America recorded in the third quarter of 2013 (see Table 4).

	Three Months Ended
	September 30,		June 30,
(In millions)	2014	2013[2]	2014[2]
Segment Revenue
North America	$3,155	$2,854	$2,843
Latin America	571	557	544
Europe/Africa/Russia Caspian	1,114	1,036	1,111
Middle East/Asia Pacific	1,077	1,012	1,104
Industrial Services	333	328	333
Total Operations	$6,250	$5,787	$5,935
Operating Profit Before Tax[1]
North America	$380	$295	$340
Latin America	71	(4)	58
Europe/Africa/Russia Caspian	149	177	183
Middle East/Asia Pacific	155	149	163
Industrial Services	35	38	34
Total Operations	$790	$655	$778
Operating Profit Before Tax Margin[1]
North America	12%	10%	12%
Latin America	12%	(1)%	11%
Europe/Africa/Russia Caspian	13%	17%	16%
Middle East/Asia Pacific	14%	15%	15%
Industrial Services	11%	12%	10%
Total Operations	13%	11%	13%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

Baker Hughes Incorporated News Release	Page 14
Baker Hughes Announces Third Quarter Results

Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding costs associated with a restructuring of the North Africa business, a foreign exchange loss in Venezuela, severance charges in North America and costs related to a technology royalty agreement recorded in the first nine months of 2014, and severance charges in Latin America and a charge for the devaluation of the Venezuelan currency recorded in the first nine months of 2013 (see Table 4).

	Nine Months Ended September 30,
(In millions)	2014[2]	2013[2]
Segment Revenue
North America	$8,774	$8,134
Latin America	1,645	1,704
Europe/Africa/Russia Caspian	3,269	2,948
Middle East/Asia Pacific	3,241	2,785
Industrial Services	987	933
Total Operations	$17,916	$16,504
Operating Profit Before Tax[1]
North America	$1,020	$741
Latin America	187	50
Europe/Africa/Russia Caspian	485	430
Middle East/Asia Pacific	454	371
Industrial Services	97	101
Total Operations	$2,243	$1,693
Operating Profit Before Tax Margin[1]
North America	12%	9%
Latin America	11%	3%
Europe/Africa/Russia Caspian	15%	15%
Middle East/Asia Pacific	14%	13%
Industrial Services	10%	11%
Total Operations	13%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

Baker Hughes Incorporated News Release	Page 15
Baker Hughes Announces Third Quarter Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction
Baker Hughes Awarded Contract for Deepwater Drilling Services in Brazil. Baker Hughes has been awarded a multi-year contract to provide directional drilling and logging-while-drilling services for a national oil company in Brazil. The workscope includes several recently introduced technologies such as FASTrak™ logging-while-drilling fluid analysis sampling and testing service, EDAR™ Extra-Deep Azimuthal Resistivity service, and SeismicTrak™ seismic-while-drilling service. The award of this contract positions Baker Hughes as the leading supplier of drilling services in this critical deepwater market and is expected to commence in the fourth quarter of this year for a term of at least three years.
Gulf of Mexico Geomarket Achieves Deepest Kymera™ Run in the World. Kymera hybrid drill bit technology was used to drill to a depth of 31,625 ft (9639.3 m) for a deepwater client in the Gulf of Mexico on a highly challenging well in the Lower Tertiary. Two Kymera drill bits were used in place of several traditional drill bits, resulting in 130% faster drilling and 255% further penetration than prior runs.
New Drilling Record Set in North America. Baker Hughes set a company record in North America for the longest lateral footage drilled in a 24 hour period, at 7,313 ft (2229 m). This milestone was achieved with a service value combination comprised of the AutoTrak™ Curve rotary steerable system, Kymera hybrid drill bit technology, and Reservoir Navigation Services. Baker Hughes also deployed wireline services and the RoqSCAN™ wellsite mineralogical analyzer to evaluate the lateral section.
United Kingdom Geomarket Awarded Decommissioning Project. Baker Hughes secured a contract with a North Sea independent operator for decommissioning services using the Rigless Intervention System beginning in the second quarter of 2015. This new system has been developed for abandonments, conductor pre-installations, and workovers, and significantly reduces cost by eliminating the need for a drilling rig.
Gulf of Mexico Deploys First Activate-On-Demand Reamer. Baker Hughes executed its first run of the GaugePro Echo™ on-command digital reamers in the Gulf of Mexico saving a deepwater client 36 hours of rig time. This service uses sensor technology and real-time communication to efficiently and accurately ream on command, unlike conventional mechanical technologies.
Optimizing Well Production
Baker Hughes Introduces New Gas Mitigation Service to Boost Production. Adding to the capabilities of the ProductionWave™ solution for unconventional wells, Baker Hughes launched the MaxRate™ gas mitigation service. This technology has been successful in preventing pump failures and production declines in wells that produce both oil and gas. On one project in the Rocky Mountains, a customer used MaxRate on a well that was experiencing a steep production decline curve and repeated electrical submersible pumps shutdowns caused by high gas content in the production fluid. After MaxRate was installed, the production rate improved substantially and there were no additional gas-related issues.
Mexico Geomarket Secures Contract for ProductionWave. Baker Hughes secured a contract to install ProductionWave on a large onshore project in Mexico starting in early 2015. Through this contract, Baker Hughes will provide engineering services, artificial lift technologies, and chemical injection systems for a term of three years.

Baker Hughes Incorporated News Release	Page 16
Baker Hughes Announces Third Quarter Results

Increasing Ultimate Recovery
Baker Hughes Provides Industry-Leading Solutions to Processing Challenges. The Baker Hughes Crude Oil Management™ solution provides a suite of tools and technologies that enables optimum feedstock preparation and desalting performance to maximize refinery utilization and profitability. In addition to this solution, earlier this year, Baker Hughes launched JETTISON™ solids release agents. The combination of these downstream chemical technologies is leading to increased share of activity across several Gulf Coast refineries.
Baker Hughes Introduces Innovative Fracturing Fluid System. Baker Hughes successfully launched the ClearStar™ fracturing fluid system with superior results during field trials and commercialization. This synthetic guar replacement technology preserves formation permeability better than traditional guar-based products. During testing the ClearStar system coupled with EnZyme™ breaker technology, outperformed other premium guar-based systems with a 15% average increase in cumulative production.
Leading in Sustainability
Baker Hughes Provides Full Disclosure of Chemistry Used on Fracturing Operations. Baker Hughes recently announced a new policy of disclosing 100% of the chemistry contained within its hydraulic fracturing fluid systems for all wells it fractures, without the use of any trade secret designations. This new disclosure format is intended to increase public trust in the process of hydraulic fracturing, while still protecting the market-driven commercial innovation that has helped the Company become a global industry leader. ___________________________________________________________________________________________
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time on Thursday, October 16, 2014, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Thursday, October 30, 2014. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 37873932. To access the webcast, go to our Events and Presentations page on the Company’s website at: www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013; Baker Hughes’ subsequent quarterly reports

Baker Hughes Incorporated News Release	Page 17
Baker Hughes Announces Third Quarter Results

on Form 10-Q for the quarterly periods ended March 31, and June 30, 2014; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic and political conditions – the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.

Baker Hughes Incorporated News Release	Page 18
Baker Hughes Announces Third Quarter Results

Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
# # #
Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 61,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit: www.bakerhughes.com.